Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2015

Reports Adjusted Net Investment Income of $0.35 per Weighted Average Share and Net Asset Value of $13.90 per Share

Declares Third Quarter 2015 Dividend of $0.34 per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Originated $120 Million of Investments in the Quarter

NEW YORK--(BUSINESS WIRE)--August 5, 2015--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", “NMFC”, "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2015 and reported second quarter Adjusted Net Investment Income of the Company of $0.35 per weighted average share. At June 30, 2015, net asset value (“NAV”) per share was $13.90, an increase of $0.01 from March 31, 2015. The Company also announced that its board of directors declared a third quarter 2015 dividend of $0.34 per share, which will be payable on September 30, 2015 to holders of record as of September 16, 2015.

During the second quarter, the Company amended its credit facility (the “NMFC Credit Facility”) and added Stifel Bank & Trust as a new lender with a $15.0 million commitment, bringing total commitments under the NMFC Credit Facility to $95.0 million.

Except where noted otherwise, all financial information shown is that of the Company.

Selected Financial Highlights (in thousands, except per share data)

June 30, 2015
Investment Portfolio(1)	$1,338,872
Total Assets	$1,392,101
Total Statutory Debt(2)	$512,858
NAV	$808,326

NAV per Share	$13.90
Statutory Debt/Equity	0.63x
Pro Forma Statutory Debt/Equity(3)	0.71x

Investment Portfolio Composition	June 30, 2015	Percent of Total
First Lien	$578,748	43.2%
Second Lien(1)	566,409	42.3%
Subordinated	92,516	6.9%
Preferred Equity	55,560	4.2%
Investment Fund	23,000	1.7%
Common Equity and Other	22,639	1.7%
Total	$1,338,872	100.0%

Three Months Ended June 30, 2015
(in millions, except per share data)	GAAP	Non-Cash Adjustments(4)	Adjusted(4)
Net investment income (“NII”)	$20.3	($0.1)	$20.2

Net investment income per
weighted average share	$0.35	$0.35
______________________________

1 Includes collateral for securities purchased under collateralized agreements to resell of $30.0 million.

2 Excludes the Company’s SBA-guaranteed debentures.

3 Pro forma debt/equity reflects unfunded commitments and subsequent investment activity, refer to “Recent Developments” noted below for details.

4 Refer to “Reconciliation of Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading private equity firm – is underscored by continued strong credit performance. The Company has had only four portfolio companies, representing approximately $36.4 million of the cost of all investments made since inception in October 2008, or approximately 1.1%, go on non-accrual.

Robert Hamwee, CEO, commented “The second quarter represented another solid quarter of performance for NMFC. We more than covered our dividend and continue to maintain a stable portfolio yield. Additionally, we have had an active start to the third quarter with originations of $124 million, allowing us to remain fully invested.”

“As managers and as significant stockholders personally, we are pleased with the progress of the Company and the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity1

As of June 30, 2015, the Company’s net asset value was approximately $808.3 million and its portfolio had a fair value of approximately $1,338.9 million in 66 portfolio companies, with a weighted average Yield to Maturity at Cost2 of approximately 10.8%. For the three months ended June 30, 2015, the Company made approximately $119.8 million of originations and commitments3. The $119.8 million includes approximately $40.5 million of investments in three new portfolio companies and approximately $79.3 million of follow-on investments in five portfolio companies held as of March 31, 2015. For the three months ended June 30, 2015, the Company had approximately $9.1 million of sales in three portfolio companies and cash repayments3 of approximately $212.8 million.

Consolidated Results of Operations

The Company’s total adjusted investment income for the three months ended June 30, 2015 and 2014 were approximately $37.9 million and $33.7 million, respectively. For the three months ended June 30, 2015 and 2014, the Company’s total adjusted investment income consisted of approximately $31.1 million4 and $28.4 million in cash interest income from investments, respectively, prepayment penalties of approximately $2.8 million and $1.9 million, respectively, approximately $1.1 million4 and $0.7 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts of approximately $0.5 million and $0.6 million, respectively, cash dividend income of approximately $1.1 million and $1.3 million, respectively, PIK dividend income of approximately $0.7 million and $0.0 million, respectively, and approximately $0.6 million and $0.8 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended June 30, 2015 and 2014 were approximately $17.7 million and $15.1 million, respectively, excluding $0.0 million and $1.3 million of accrued hypothetical capital gains incentive fee, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)5 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)5 from inception through the end of the current period. Actual amounts paid to New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) are consistent with the investment advisory and management agreement between the Company and the Investment Adviser (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

Total net expenses after income tax expense for the three months ended June 30, 2015 and 2014 consisted of approximately $5.6 million and $4.0 million, respectively, of costs associated with the Company’s borrowings and approximately $10.0 million and $9.2 million, respectively, in net management and incentive fees, excluding $0.0 million and $1.3 million of accrued hypothetical capital gains incentive fee, respectively. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility has historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since IPO, the Investment Adviser will waive management fees on the leverage associated with those assets that share the same characteristics with investments leveraged under the legacy SLF Credit Facility, which approximated $251.5 million as of June 30, 2015. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. For the three months ended June 30, 2015, management fees waived were approximately $1.2 million. The Investment Advisor did not waive any management fees during the three months ended June 30, 2014. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended June 30, 2015 and 2014 were approximately $2.1 million and $1.9 million, respectively, which includes approximately $0.3 million and $0.3 million of indirect expenses reimbursable and payable to New Mountain Finance Administration, L.L.C. (the “Administrator”).

For the three months ended June 30, 2015 and 2014, the Company recorded approximately $(13.4) million of adjusted realized losses and $4.7 million of adjusted realized gains, respectively, and $13.6 million and $2.1 million of adjusted net changes in unrealized appreciation of investments, respectively. For the three months ended June 30, 2015 and 2014, provision for taxes was approximately $0.1 million and $0.4 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Liquidity and Capital Resources

As of June 30, 2015, the Company had cash and cash equivalents of approximately $24.2 million and total statutory debt outstanding of approximately $512.9 million (approximately $359.9 million of the $495.0 million of total availability on the Holdings Credit Facility, $38.0 million of the $95.0 million of total availability on the Company’s NMFC Credit Facility and $115.0 million of convertible notes outstanding). Additionally, the Company had $55.0 million of SBA-guaranteed debentures outstanding as of June 30, 2015.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

During the first quarter of 2015, the Company placed a portion of its second lien position in Edmentum, Inc. (“Edmentum”) on non-accrual status due to its ongoing restructuring, which was completed in June 2015. Post restructuring, the Company’s investments in Edmentum have been restored to full accrual status.

As of June 30, 2015, three portfolio companies had an investment rating of “3”, with a total cost basis of approximately $38.0 million and a fair value of approximately $26.3 million.

As of June 30, 2015, one portfolio company was on non-accrual status and had an investment rating of “4”. As of June 30, 2015, the investments in this portfolio company had an aggregate cost basis of approximately $1.6 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Company has had approximately $123.7 million of originations and commitments in the first 35 days of the third quarter of 2015. This was offset by approximately $1.3 million of repayments and $10.9 million of sales during the same period.

On August 4, 2015, the Company’s board of directors declared a third quarter 2015 distribution of $0.34 per share payable on September 30, 2015 to holders of record as of September 16, 2015.

David Cordova has indicated that he will be resigning from his position as CFO and Treasurer of NMFC for personal reasons, effective as of August 14, 2015. Mr. Cordova has indicated that he and his family will be relocating to the west coast to pursue a new venture and that his departure is not related to any disagreement with the management of NMFC. Melody Siu, the current Controller of NMFC, has agreed to step-in as interim CFO and Treasurer until a permanent replacement can be found. In addition, NMFC has already commenced the search for a replacement. Adam Weinstein, the current CFO of New Mountain Capital, and former CFO of NMFC will be actively involved in overseeing the finance department during the transition period and NMFC expects to utilize the full resources of New Mountain Capital during that time. Mr. Cordova adds, “I’d like to thank Steve, Rob, Adam and the rest of the New Mountain team for all of their support during my time at New Mountain. It is truly a pleasure working with such talented individuals and I look forward to following their future accomplishments.” Mr. Hamwee, the CEO of NMFC expresses his gratitude and appreciation for Mr. Cordova’s service to NMFC and he, on behalf of NMFC’s full board of directors and management team wish Mr. Cordova continued success.

______________________________

1 Includes collateral for securities purchased under collateralized agreements to resell of $30.0 million.

2 References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at adjusted cost (estimated) on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

3 Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans and return of capital.

4 Excludes an approximate $0.4 million reclassification from cash to PIK interest income from the three months ended March 31, 2015.

5 Under GAAP, the Company’s IPO did not step-up the cost basis of New Mountain Finance Holdings, L.L.C.’s (the “Predecessor Operating Company” or “NMF Holdings”) existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, August 6, 2015, to discuss its second quarter 2015 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

Financial Statements and Tables of the Company

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities

(in thousands, except shares and per share data)
(unaudited)
	June 30, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,181,684 and $1,422,891, respectively)	$1,172,100	$1,402,210
Non-controlled/affiliated investments (cost of $90,001 and $23,000, respectively)	89,601	22,461
Controlled investments (cost of $40,437 and $0, respectively)	47,171	––
Total investments at fair value (cost of $1,312,122 and $1,445,891, respectively)	1,308,872	1,424,671
Securities purchased under collateralized agreements to resell	30,000	30,000
Cash and cash equivalents	24,226	23,445
Deferred financing costs (net of accumulated amortization of $7,286 and $5,867, respectively)	13,994	14,052
Interest and dividend receivable	11,456	11,744
Receivable from affiliates	362	490
Receivable from unsettled securities sold	––	8,912
Other assets	3,191	1,606
Total assets	$1,392,101	$1,514,920

Liabilities
Holdings Credit Facility	$359,858	$468,108
Convertible Notes	115,000	115,000
SBA-guaranteed debentures	55,000	37,500
NMFC Credit Facility	38,000	50,000
Incentive fee payable	5,057	4,803
Management fee payable	4,951	5,144
Interest payable	1,360	1,352
Deferred tax liability	1,129	493
Capital gains incentive fee payable	490	––
Payable to affiliates	460	822
Payable for unsettled securities purchased	––	26,460
Other liabilities	2,470	3,068
Total liabilities	$583,775	$712,750
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	––	––
Common stock, par value $0.01 per share 100,000,000 shares authorized, and 58,161,821 and 57,997,890 shares issued and outstanding, respectively	582	580
Paid in capital in excess of par	819,570	817,129
Accumulated undistributed net investment income	2,380	2,530
Accumulated undistributed net realized gains on investments	660	14,131
Net unrealized (depreciation) appreciation of investments (net of provision for taxes of $1,129 and $493, respectively)	(14,866)	(32,200)
Total net assets	$808,326	$802,170
Total liabilities and net assets	$1,392,101	$1,514,920

Number of shares outstanding	58,161,821	57,997,890
Net asset value per share	$13.90	$13.83

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)
	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Investment income (1)
From non-controlled/non-affiliated investments:
Interest income	$33,767	$18,788	$65,621	$18,788
Dividend income	201	972	102	972
Other income	320	705	1,877	705
From non-controlled/affiliated investments:
Interest income	1,183	––	2,226	––
Dividend income	951	––	1,809	––
Other income	308	4	622	4
From controlled investments:
Interest income	520	––	970	––
Dividend income	643	––	1,191	––
Other income	12	––	23	––
Investment income allocated from New Mountain Finance Holdings, L.L.C. (2)
Interest income	––	12,847	––	40,515
Dividend income	––	279	––	2,368
Other income	––	113	––	795
Total investment income	37,905	33,708	74,441	64,147

Expenses
Incentive fee (1)	5,057	2,747	9,935	2,747
Capital gains incentive fee (1)	9	763	490	763
Total incentive fees (1)	5,066	3,510	10,425	3,510
Management fee (1)	6,198	2,742	12,666	2,742
Interest and other financing expenses (1)	5,598	2,559	11,075	2,559
Professional fees (1)	909	640	1,648	640
Administrative expenses (1)	522	360	1,157	360
Other general and administrative expenses (1)	453	239	882	239
Net expenses allocated from New Mountain Finance Holdings, L.L.C. (2)	––	6,427	––	20,808
Total expenses	18,746	16,477	37,853	30,858
Less: management fee waived (1)	(1,247)	––	(2,629)	––
Less: expenses waived and reimbursed (1)	––	(58)	(400)	(58)
Net expenses	17,499	16,419	34,824	30,800
Net investment income before income taxes	20,406	17,289	39,617	33,347
Income tax expense (1)	153	––	302	––
Net investment income	20,253	17,289	39,315	33,347
Net realized (losses) gains:
Non-controlled/non-affiliated investments(1)	(13,338)	(1,067)	(13,471)	(1,067)
Investments allocated from New Mountain Finance Holdings, L.L.C. (2)	––	5,860	––	8,568
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments(1)	11,970	5,708	10,508	5,708
Non-controlled/affiliated investments(1)	1,600	––	728	––
Controlled investments (1)	(86)	––	6,734	––
Investments allocated from New Mountain Finance Holdings, L.L.C. (2)	––	(3,742)	––	940
Provision for taxes (1)	(135)	(386)	(636)	(386)
Net increase in net assets resulting from operations	$20,264	$23,662	$43,178	$47,110
Basic earnings per share	$0.35	$0.46	$0.74	$0.95
Weighted average shares of common stock outstanding-basic	58,076,552	51,595,684	58,037,868	49,343,462
Diluted earnings per share	$0.33	$0.44	$0.70	$0.94
Weighted average shares of common stock outstanding-diluted	65,313,497	54,292,924	65,265,931	50,699,533
Dividends declared and paid per share	$0.34	$0.34	$0.68	$0.68
______________________________

(1) For the three and six months ended June 30, 2014, the amounts reported relate to the period from May 8, 2014 to June 30, 2014.

(2) For the three and six months ended June 30, 2014, the amounts reported relate to the period from April 1, 2014 to May 7, 2014 and January 1, 2014 to May 7, 2014, respectively.

New Mountain Finance Corporation Reconciliation of Adjusted Net Investment Income
(in millions, except for per share data)
(unaudited)

	Three months ended June 30, 2015		Six months ended June 30, 2015
	Amount	Per Weighted Average Share	Amount	Per Weighted Average Share
GAAP net investment income ("NII")	$20.3	$0.35	$39.3	$0.68
Non-cash capital gains incentive fee(1) (2)	(0.1)	(0.00)	0.4	0.01
Adjusted NII	$20.2	$0.35	$39.7	$0.69
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(1) Reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.

(2) Net of non-cash amortization adjustment of less than $0.1 million for the three and six months ended June 30, 2015

New Mountain Finance Corporation Adjusted Net Investment Income (in millions, except per share data) (unaudited, numbers may not add due to rounding)

	Three months ended June 30, 2015	Six months ended June 30, 2015
Investment income
Interest income	$35.5	$68.8
Dividend income	1.8	3.1
Other income	0.6	2.5
Total investment income	37.9	74.4

Expenses
Management fee	6.2	12.7
Incentive fee	5.0	9.9
Interest and other financing expenses	5.6	11.1
Professional fees	0.9	1.6
Administrative expenses	0.6	1.2
Other general and administrative expenses	0.5	0.9
Total expenses	18.8	37.4
Less: management fee waived	(1.2)	(2.6)
Less: expenses waived and reimbursed	––	(0.4)
Net expenses	17.6	34.4
Net investment income before income taxes	20.3	40.0
Income tax expense	0.1	0.3
Net investment income (“NII”)	20.2	39.7

Net realized losses on investments	(13.4)	(13.5)
Net change in unrealized appreciation of investments	13.6	18.1
Provision for taxes	(0.1)	(0.6)
Capital gains incentive fee	(0.0)	(0.5)
Net increase in net assets resulting from operations	$20.3	$43.2

Adjusted NII per weighted average share	$0.35	$0.69

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $15.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David M. Cordova, (212) 220-3546
Chief Financial Officer and Treasurer